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                                                                      EXHIBIT 11

                           APEX MORTGAGE CAPITAL, INC.
                        COMPUTATION OF EARNINGS PER SHARE

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                                                               QUARTER ENDED
                                                     MARCH 31, 1999       MARCH 31, 1998
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BASIC:

Net Income                                                 2,962,000              564,000

Average Number of Shares Oustanding                        5,753,000            6,603,000

Basic Earnings Per Share                                        0.51                 0.09


DILUTED:

Effect of dilutive securities:
Incremental shares from dilutive stock options                20,000                    -

Diluted Average Number of Shares Outstanding               5,773,000            6,603,000

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Diluted Earnings Per Share                                     $0.51                $0.09
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